Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat

Level 20, 275 Kent Street

Sydney NSW 2000 Australia

Telephone: 8253 0390

Facsimile: 8253 1888

annaoconnell@westpac.com.au

23 November 2006

Company Announcements Platform

Australian Stock Exchange Limited
20 Bridge Street

Sydney  NSW  2000

Dear Sir/Madam

Westpac Banking Corporation (“Westpac”) - Dividend Reinvestment Plan

The price at which shares will be allotted on 13 December 2006 under Westpac’s Dividend Reinvestment Plan will be $24.05.

Yours sincerely,

Anna O’Connell

Head of Group Secretariat